UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2022

Xometry, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40546	32-0415449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7529 Standish Place, Suite 200
Derwood, Maryland	20855
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 240 335-7914

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000001 par value per share	XMTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 10, 2022, Xometry, Inc. (the “Company”) issued an additional $37.5 million aggregate principal amount of its 1.00% Convertible Senior Notes due 2027 (the “Additional Notes”) to the initial purchasers named in the purchase agreement (the “Initial Purchasers”), dated February 1, 2022, by and among the Company and the Initial Purchasers (the “Purchase Agreement”)). The issuance of the Additional Notes was pursuant to the Initial Purchasers’ exercise in full of their 13-day option to purchase Additional Notes granted in the original offering of $250 million aggregate principal amount of 1.00% Convertible Senior Notes due 2027 (the “Initial Notes” and, together with the Additional Notes, the “Notes”).

The Additional Notes were issued under the Indenture (the “Indenture”) dated February 4, 2022, between the Company and U.S. Bank Trust Company, National Association, as trustee, and have identical terms to the Initial Notes. The terms of the Indenture and the Initial Notes are each described in Item 8.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2022 (the “Prior 8-K”), which is incorporated herein by reference.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture and the Form of the Company’s 1.00% Convertible Senior Note due 2027, which are filed as Exhibit 4.1 and 4.2, respectively, to the Prior 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Additional Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Additional Notes and the shares of Common Stock issuable upon conversion of the Additional Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Additional Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Additional Notes and any resulting issuance of shares of Common Stock. Initially, a maximum of 852,078 shares of the Company’s Common Stock may be issued upon conversion of the Additional Notes based on the initial maximum conversion rate of 22.7221 shares of Common Stock per $1,000 principal amount of Additional Notes, which is subject to customary anti-dilution adjustment provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XOMETRY, INC.

Date: February 11, 2022	By:	/s/ Randolph Altschuler
Randolph Altschuler Chief Executive Officer